EXHIBIT 25

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
             OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                 36-0899825
    (I.R.S. employer
    identification number)

One First National Plaza, Chicago, Illinois           60670-0126
    (Address of principal executive offices)          (Zip Code)

                    The First National Bank of Chicago
                   One First National Plaza, Suite 0286
                      Chicago, Illinois   60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)



                         FLORIDA POWER CORPORATION
            (Exact name of obligor as specified in its charter)


    Florida                                              59-0247770
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                identification number)


    3201 34th Street South
    St. Petersburg, Florida                                33711
  (Address of principal executive offices)               (Zip Code)


                          Medium Term Notes
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a)  Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6.   The consent of the trustee required by
              Section 321(b) of the Act.















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
         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not Applicable.

         9.   Not Applicable.


   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of

   America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of

   Chicago and State of Illinois, on the 11th day of June, 1997.


   The First National Bank of Chicago,
   Trustee,

   By     /s/ Steven M. Wagner

     -------------------------------------
     Steven M. Wagner
     Vice President
     Corporate Trust Services Division



   * Exhibit 1, 2,  3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National

   Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form

   S-3 of ITT Corporation, filed with the Securities and Exchange Commission on

   October 15, 1996 (Registration No. 333-07221).





















                                 EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED
                       BY SECTION 321(b) OF THE ACT


                                            June 11, 1997




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Florida Power Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago

                              By   /s/ Steven M. Wagner

                                --------------------------------
                                Steven M. Wagner
                                Vice President
                                Corporate Trust Services Division




















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
                                   EXHIBIT 7


Legal Title of Bank:      The First National Bank of Chicago     Call Date: 03/31/97
ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                  Page
RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount
outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet




                                                                                  Dollar Amounts in
  C400
                                                                                      Thousands
RCFD   BIL MIL THOU


                                                                                  -----------------      ----
------------




ASSETS
1.   Cash and balances due from depository institutions (from Schedule

     RC-A):
     a. Noninterest-bearing balances and currency and coin(1) . . . . . . . . . .
  0081     3,871,170     1.a.
     b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . . . . .
0071     6,498,314     1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A) . . . . . . . .
     1754             0     2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D). . . . . . .
     1773     3,901,208     2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        1350
4,612,975     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 2122 23,345,201
                       4.a.
     b. LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . .RCFD 3123
420,963                           4.b.
     c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . .RCFD 3128
0                           4.c.
     d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . . . . . .
2125   22,924,238      4.d.
5.   Trading assets (from Schedule RD-D). . . . . . . . . . . . . . . . . . . . .
3545    8,792,158      5.

6.   Premises and fixed assets (including capitalized leases) . . . . . . . . . .
2145      706,928      6.
7.   Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . . . . .
  2150        6,563      7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . .
2130       61,551      8.
9.   Customers' liability to this bank on acceptances outstanding . . . . . . . .
  2155      488,866      9.
10.  Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .
2143      291,569      10.
11.  Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . . . . . . .
2160    1,775,283      11.
12.  Total assets (sum of items 1 through 11) . . . . . . . . . . . . . . . . . .
2170   53,930,823      12.

----------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:      The First National Bank of Chicago          Call Date:  03/31/97
ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303
Page RC-2
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8

Schedule RC-Continued
                                                                                  Dollar Amounts in
  C400
                                                                                      Thousands
BIL MIL THOU

                                                                                  -----------------
------------


LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1) . . . . . . . . . . . . . . . . . . . . . . .
RCON 2200  21,550,056   13.a.
        (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . . . . . . . .
RCON 6631   8,895,137  13.a.1
        (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . RCON 6636 12,654,919
                     13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II). . . . . . . . . . . . . . . . . . . .
RCFN 2200  12,364,650   13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . . . . . . . . . . RCFN 6631    287,496
                       13.b.1
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . RCFN 6636 12,077,154
                      13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD
2800   3.817,421   14
15.  a. Demand notes issued to the U.S. Treasury
RCON 2840      63,621   15.a.
     b. Trading Liabilities(from Schedule RC-D)................................
RCFD 3548   5,872,831   15b.
16.  Other borrowed money:
     a. With original maturity of one year or less. . . . . . . . . . .  . . . .
RCFD 2332  2,607,549    16.a.
     b. With original  maturity of more than one year . . . . . . . . . . . . .
RCFD 2333    322,414    16b.
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding . . .  . . . . . .
RCFD 2920     488,866   18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . .
RCFD 3200   1,550,000   19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . . .
RCFD 2930   1,196,229   20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . . .
RCFD 2948  49,833,637   21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . .
RCFD 3838           0   23.
24.  Common stock. . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .
RCFD 3230     200,858   24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . .
RCFD 3839   2,944,244   25.
26.  a. Undivided profits and capital reserves. . . . . . . . . . . . . . . . .
RCFD 3632     954,885   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD
8434      (1,089)  26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . .
RCFD 3284      (1,712)  27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . .
RCFD 3210   4,097,186   28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, and 28). . . . . . . . . . . . . . . . . . .
RCFD 3300  53,930,823   29.

Memorandum
To be reported only with the March Report of Condition.



1.   Indicate in the box at the right the number of the statement below that best describes the most

     comprehensive level of auditing work performed for the bank by independent external
        Number

     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . RCFD 6724 . . . . .
 .                         M.1.



1 =  Independent audit of the bank conducted in accordance           4. = Directors'
examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may
be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company          5 =  Review of the
bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which           6 =  Compilation of the
bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                7 =  Other audit procedures
(excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =  No external audit
work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
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